EXHIBIT 99.1

Magna Entertainment Corp.

337 Magna Drive

Aurora, Ontario,

Canada  L4G 7K1

Tel (905) 726-2462

Fax (905) 726-2585

PRESS RELEASE

MAGNA ENTERTAINMENT CORP.

ANNOUNCES APPOINTMENT OF

CHIEF OPERATING OFFICER

January 7, 2008, Aurora, Ontario, Canada......Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) announced today that it has appointed Ron Charles to the position of Chief Operating Officer of the Corporation. Reporting directly to Frank Stronach, MEC’s Chairman and Interim Chief Executive Officer, Mr. Charles will be responsible for all operational aspects of MEC’s business units, including horseracing, gaming, XpressBet.com, AmTote International and MEC’s investments in TrackNet Media and HRTV.

Mr. Charles joined MEC in 2004 as Executive Director of MEC California. Mr. Charles is a long-time owner and breeder of thoroughbred race horses and is the past Chairman of the Thoroughbred Owners of California.

Mr. Stronach stated: “I am very pleased that Ron has accepted the Chief Operating Officer position and taken on the added responsibilities that go along with it.  In addition to his new corporate responsibilities, Ron will continue to play a vital role as Executive Director of MEC California.  I have had a chance to work with Ron for a number of years now and he has my complete confidence.”  Mr. Stronach also noted that “we remain focused on working to improve MEC’s operating results while executing our debt elimination plan.”

“I look forward to taking on this new position,” Mr. Charles said.  “The next year or so will be crucial in the development of MEC, and I am confident that I can play an important role in its future success.  Frank Stronach has put together an excellent management team and I look forward to working with them and other industry stakeholders to address our current challenges and those that lie ahead.”

About MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities.  MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV, a 24-hour horse racing television network and TrackNet Media Group, LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements).  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: expectations as to our ability to improve operating results; expectations as to our debt elimination efforts, which there can be no assurance of success, and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such performance or results will be achieved.  Undue reliance should not be placed on such statements.  Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from our forward-looking statements.  Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets.  In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information, please contact:

Blake Tohana

Executive Vice-President and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel:  905-726-7493